QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

WEINBERG & COMPANY, P.A.
Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We hereby consent to the incorporation by reference m the Registration Statement on Form S-8 of our report dated September 21, 2001, relating to the financial statements of Com-Guard.Com, Inc. appearing in the Com-Guard.Com, Inc. Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

                      /s/    WEINBERG & COMPANY, P.A.
                      Certified Public Accountants

Los Angeles, California

Town Executive Center 6100 Glade Road Suite 314 Boca Raton, Florida 33434 Telephone (561) 487-5765 - Facsimile (561) 487-5766	1875 Century Park East Suite 600 Los Angeles, California 90067 Telephone: (310) 407-5450 - Facsimile: (310) 407-5451
Email: weinacctg@aol.com - Website www.cpaweinberg.com American Institute of CPA's\Division for CPA Firms SEC Practice Section

QuickLinks

WEINBERG & COMPANY, P.A. Certified Public Accountants
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT